PHOENIX EQUITY PLANNING CORPORATION
                           100 Bright Meadow Blvd.
                                P.O. Box 2200
                       Enfield, Connecticut 06083-2200

PHOENIX DUFF & PHELPS
INSTITUTIONAL MUTUAL FUNDS
SALES AGREEMENT


To:   Dealer Name ____________________________________________________

      Address ________________________________________________________

      ________________________________________________________________

      City, State, Zip _______________________________________________

      Attention ______________________________________________________

      Telephone Number _______________________________________________


Phoenix Equity Planning Corporation ("PEPCO", "we", "us", or "our") invites you to participate in the sale and distribution of shares of registered investment companies (which shall collectively be referred to hereinafter as the "Funds") for which we are national distributor or principal underwriter, and which may be listed in Annex A hereto which such Annex may be amended by us from time to time. Upon acceptance of this agreement by PEPCO, you may offer and sell shares of each of the Funds (hereafter "Shares") subject, however, to the terms and conditions hereof including our right to suspend or cease the sale of such shares. For the purposes hereof, the above referenced dealer shall be referred to as "you".

1. You understand and agree that in all sales of Shares to the public, you shall act as dealer for your own account. All purchase orders and applications are subject to acceptance or rejection by us in our sole discretion and are effective only upon confirmation by us. Each purchase will be deemed to have been consummated in our principal office subject to our acceptance and effective only upon confirmation to you by us.

2. You agree that all purchases of Shares by you shall be made only for the purpose of covering purchase orders already received from your customers (who may be any person other than a securities dealer or broker) or for your own bona-fide investment.

3. You shall offer and sell Shares purchased pursuant to this agreement for the purpose of covering purchase orders of your customers, to the extent applicable, at the Net Asset Value as set forth in the current prospectus of each of the funds.

4. You shall pay us for Shares purchased within three (3) business days of the date of our confirmation to you of such purchase or within such time as required by applicable rule or law. The purchase price shall be the Net Asset Value, as set forth in the current prospectus at the time the purchase is received by us. We have the right, without notice, to cancel any order for which payment of good and sufficient funds has not been received by us as provided in this paragraph, in which case you may be held responsible for any loss suffered by us resulting from your failure to make payment as aforesaid.

5. Ccmpensation with respect to Shares purchased is set forth in in the current prospectus and in Annex A and is subject to change from time to time.

6. You understand and agree that Shares purchased by you under this Agreement will not be delivered until payment of good and sufficient funds has been received by us. Delivery of Shares will be made by credit to a shareholder open account. In order to avoid unnecessary delay, it is understood that, at your request, any Shares resold by you to one of your customers will be delivered (whether by credit to a shareholder open account or by delivery of certificates) in the name of your customer.

7. We appoint the transfer agent (or identified sub-transfer agent) for each of the Funds as our agent to execute the purchase transaction of Shares and to confirm such purchases to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such Shares. You further understand that if a customer's account is established without the customer signing the application form, you hereby represent that the instructions relating to the registration and shareholder options selected (whether on the application form, in some other document or orally) are in accordance with the customer's instructions and you agree to indemnify the Funds, the transfer agent (or identified sub-transfer agent) and us for any loss or liability resulting from acting upon such instructions.

9. You agree that, in the case of any repurchase of any Shares after confirmation by us of any purchase of such Shares, except in the case of Shares purchased from you by us for your own bona fide investment, you will act only as agent for the holders of such Shares and will place the orders for repurchase only with us. It is understood that you may charge the holder of such Shares a fair commission for handling the transaction.

10. Our obligations to you under this Agreement are subject to all the provisions of the respective distribution agreements entered into between us and each of the Funds. You understand and agree that in performing your services under this agreement you are acting in the capacity of an independent contractor, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing in the Agreement shall be construed to constitute you or any of your agents, employees, or representatives as our agent, partner or employee, or the agent, partner of employee of any of the Funds.

     In connection with the sale and distribution of Shares, you agree to indemnify and hold us and our affiliates, employees, and/or officers harmless from any damage or expense as a result of (a) the negligence, misconduct or wrongful act by you or any employee, representative, or agent of yours and/or (b) any actual or alleged violation of any securities laws, regulations or orders. Any indebtedness or obligation of yours to us whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by us to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of you or your employees, representatives or agents to comply with the Sales Agreement, shall be set off against any compensation payable under this agreement. Any differential between such expenses and compensation payable hereunder shall be payable to us upon demand. The terms of this provision shall not be impaired by the termination of this agreement.

     In connection with the sale and distribution of Shares, we agree to indemnify and hold you harmless from any damage or expense on account of the gross and willful negligence, misconduct or wrongful act of us or any employee, representative, or agent of ours which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by us for use in conjunction with the offer or sale of Phoenix Funds; or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Fund under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by the termination of this agreement.

11. We will supply you with reasonable quantities of the current prospectus, periodic reports to shareholders, and sales materials for each of the Funds. You agree not to use any other advertising or sales material relating to the sale of shares of any of the Funds unless other advertising or sales material is pre-approved in writing by us.

12. You agree to offer and sell Shares only in accordance with the terms and conditions of the then current prospectus of each of the Funds and subject to the provisions of this Agreement, and you will make no representations not contained in any such prospectus or any authorized supplemental sales material supplied by us. You agree to use your best efforts in the development and promotion of sales of the Shares covered by this Agreement, and agree to be responsible for the proper instruction, training and supervision of all sales representatives employed by you in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. In consideration for the extension of the right to exercise telephone exchange and redemption privileges to you and your registered representatives, you agree to bear the risk of any loss resulting from any unauthorized telephone exchange or redemption instructions from you or your registered representatives. All expenses incurred by you in connection with your activities under this Agreement shall be borne by you.

13. You represent that you are properly registered as a broker or dealer under the Securities and Exchange Act of 1934 and are member of the National Association of Securities Dealers, Inc. (NASD) and agree to maintain membership in the NASD or in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You agree to notify us promptly of any change, termination or suspension of the foregoing status. You agree to abide by all the rules and regulations of the NASD including Section 26 of
     Article III of the Rules of Fair Practice, which is incorporated herein by reference as if set forth in full. You further agree to comply with all applicable state and Federal laws and the rules and regulations of applicable regulatory agencies. You further agree that you will not sell, or offer for sale, Shares in any jurisdiction in which such Shares have not been duly registered or qualified for sale. You agree to promptly notify us with respect to (a) the initiation and disposition of any formal disciplinary action by the NASD or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against you or any of your employees or agents; (b) the issuance of any form of deficiency notice by the NASD or any such agency regarding your training, supervision or sales practices; and (c) the effectuation of any consensual order with respect thereto.


17. Either party may terminate this agreement for any reason by written or electronic notice to the other party which termination shall become effective fifteen (15) days after the date of mailing or electronically transmitting such notice to the other party. We may also terminate this agreement for cause or as a result of a violation by you, as determined by us in our discretion, of any of the provisions of this Agreement, said termination to be effective on the date of mailing written or electronic notice to you of the same. Without limiting the generality of the foregoing, your own expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of applicable regulatory agencies will terminate this Agreement effective upon the date of our mailing written notice or transmitting electronic notice to you of such termination. Our failure to terminate this Agreement for any cause shall not constitute a waiver of our right to so terminate at a later date for such cause.

18. All communications and notices to you or us shall be sent to the addresses set forth at the beginning of this Agreement or to such other address as may be specified in writing from time to time.

19. This agreement shall become effective upon the date of its acceptance by us as set forth herein. This agreement may be amended by PEPCO from time to time. Your first sale after receipt of such amendment shall irrevocably constitute your acceptance of its terms. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This agreement is not assignable or transferable, except that we may assign or transfer this agreement to any successor distributor of the Shares described herein.


ACCEPTED ON BEHALF OF                     ACCEPTED ON BEHALF OF
PHOENIX EQUITY PLANNING                   DEALER FIRM:
CORPORATION:

Date _____________________________        Date ______________________________

By _______________________________        By ________________________________

Print Name _______________________        Print Name ________________________

Print Title ______________________        Print Title________________________

                                          NASD CRD Number ___________________

(logo) Phoenix Duff & Phelps
                                                                    Annex A to
                              Phoenix Duff & Phelps Institutional Mutual Funds
                                                          Sales Agreement with
                                           Phoenix Equity Planning Cooperation
                                                                    March 1996
National Distributor:

     Phoenix Equity Planning Corporation
     100 Bright Meadow Blvd.
     Enfield, CT 06083-2200

Phoenix Duff & Phelps Institutional Mutual Funds

     Phoenix Duff & Phelps Balanced Fund
     Phoenix Duff & Phelps Bond Fund
     Phoenix Duff & Phelps Enhanced Reserves Fund
     Phoenix Duff & Phelps Growth Stock Fund
     Phoenix Duff & Phelps Money Market Fund
     Phoenix Duff & Phelps U.S. Government Securities Fund

Class X and Y Shares

In connection with Class X and Y share purchases, Phoenix Equity Planning may pay broker/dealers, from its own profits and resources, a percentage of the net asset value of any such shares sold, as set forth below:

Purchase Amount                         Payment to Broker/dealer

$0 to $5,000,000                                0.50%
$5,000,001 to $10,000,000                       0.25%
$10,000,001 or more                             0.10%

If part of any investment in either Class X or Y shares is subsequently redeemed within one year of the investment date, the broker/dealer will refund to Phoenix Equity Planning Corporation any such amounts paid with respect to the investment.

Class Y Shares

Phoenix Equity Planning intends to pay investment dealers a service fee at the equivalent of 0.25% annually, based on the average daily net asset value of Class Y shares sold by such dealers, subject to future amendment or termination.

Miscellaneous

Phoenix Equity Planning will sponsor sales contests, training and educational meetings and provide to all qualifying financial agents, from its own profits and resources, additional compensation in the form of trips, merchandise or expense reimbursement.